Exhibit 99.1

Zebra Technologies Announces

2014 Fourth Quarter and Full-Year Financial Results

Robust business activity leads to strong sales at Zebra and Enterprise;

Company provides favorable outlook for the first quarter of 2015

Lincolnshire, Ill., March 17, 2015—Zebra Technologies Corporation (NASDAQ: ZBRA) today reported financial results for the 2014 fourth quarter and full year, which include two months of results of the Enterprise business that the company acquired from Motorola Solutions on October 27, 2014. Net sales were a record $790,611,000 for the fourth quarter of 2014, compared with $284,539,000 for the fourth quarter of 2013. The quarterly loss per share of $1.02 for 2014 includes $66,094,000 of acquisition and integration costs. Diluted earnings per share for the fourth quarter of 2013 were $0.82.

Summary Financial Performance (Unaudited)

	4Q14	4Q13	Change
GAAP net sales (in 000s)	$790,611	$284,539	177.9%
Gross margin (%)	42.6	49.6	(7.0	) pts.

GAAP net income (loss) (in 000s)	$(51,679)	$41,650	NM
GAAP diluted earnings (loss) per share	$(1.02)	$0.82	NM

Non-GAAP net income (in 000s)	$58,192	$48,831	19.2%
Non-GAAP diluted earnings per share	$1.15	$0.96	19.7%

Adjusted EBITDA	$145,197	$67,311	115.7%

(1)	A Reconciliation of Non-GAAP financial information to GAAP information is available in the financial tables in this release.

“Robust sales across products, geographies, customers and industries highlighted the strong finish to a transformative year for Zebra,” stated Anders Gustafsson, Zebra’s chief executive officer. “We have made significant progress on multiple fronts to drive performance and capture business synergies since acquiring the Enterprise business in October 2014. Customers and partners are responding well to the new Zebra, which has already yielded some early wins with our robust, industry-leading products and solutions. We have entered 2015 with favorable business momentum, and the outlook for Zebra is very bright. We are well positioned to benefit from important technology trends including the Internet of Things, cloud computing and mobility, as organizations invest in visibility solutions to gain real-time insights into their assets, transactions and people to achieve improved work flow and deliver better customer service.”

Non-GAAP Financial Results (unaudited)

Adjusted EBITDA for the fourth quarter of 2014 was $145,197,000, versus $67,311,000 for the 2013 fourth quarter. Quarterly EBITDA totaled $29,309,000, compared with $57,877,000 for the fourth quarter of 2013. For the fourth quarter of 2014, non-GAAP net income was $58,192,000, or $1.15 per diluted share, compared with $48,831,000, or $0.96 per diluted share, for the fourth quarter of 2013.

Discussion and Analysis – Fourth Quarter

•	Net sales increased 177.9% from the comparable quarter a year ago. The Enterprise business acquired from Motorola Solutions contributed $476,036,000 to 2014 fourth quarter sales, including a purchase accounting reduction of $6,181,000 for deferred revenue on service contracts. Sales of pre-transaction Zebra totaled $314,575,000, up 10.6% from $284,539,000 for the fourth quarter of 2013. The effect of movements in foreign currency, net of hedges, was not material.

•	Gross margin of 42.6%, versus 49.6% in 2013, reflects the mix of products sold during the quarter, including Enterprise products which generally have lower gross margins than Zebra products. Cost of sales for the fourth quarter of 2014 includes additional costs of $28,483,000 for the sale of inventory related to the Enterprise acquisition, which was recorded at fair value. The combination of the purchase accounting adjustments to sales and cost of sales reduced gross margin by 4.0 percentage points. The effect of movements in foreign currency, net of hedges, was not material.

•	Operating expenses for the fourth quarter of 2014 were $361,251,000, an increase of $269,302,000 from the prior year’s fourth quarter, primarily as a result of the Enterprise acquisition. Operating expenses for the fourth quarter of 2014 include $66,094,000 in acquisition and integration costs, versus $3,322,000 in the prior year, and $46,160,000 in amortization of intangible assets, compared with $1,826,000 for the fourth quarter of 2013.

•	The company incurred a foreign exchange loss of $8,427,000 related to changes in valuation of balance sheet items. In addition, a forward swap loss of $2,401,000 reflects a change in interest rates.

•	Interest expense of $56,715,000 reflects the increase in debt related to funding the acquisition of the Enterprise business from Motorola Solutions, in addition to $18,750,000 for an unused bridge loan commitment.

•	An income tax benefit of $41,040,000, compared with income taxes of $8,681,000, reflects a loss on North American operations primarily as a result of transaction and integration costs and debt financing related to the Enterprise acquisition, which is partially offset by income generated in non-U.S. jurisdictions.

As of December 31, 2014, Zebra had cash and investments of $418,335,000, accounts receivable of $670,402,000, inventories of $394,176,000, and long-term debt of $3,182,962,000.

First Quarter Outlook

Zebra announced its financial forecast for the first quarter of 2015. The company expects net sales within a range of $870,000,000 to $890,000,000. This forecast incorporates an expectation of year-over-year growth of 6.0% to 8.0% in constant currency, on a proforma basis. Non-GAAP diluted earnings are expected in the range of $0.95 and $1.20 per share. Adjusted EBITDA are forecast within a range of $125,000,000 and $140,000,000 for the first quarter of 2015.

Conference Call Notification

Investors are invited to listen to a live webcast of Zebra’s conference call discussing the company’s financial results for the fourth quarter of 2014. The conference call will be held at 7:30 a.m. Eastern Time today. To listen to the call, visit the company’s website at http://www.zebra.com.

Forward-looking Statement

This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s financial forecast for the first quarter of 2015 stated in the paragraph above captioned “First Quarter Outlook.” Similarly, statements herein that describe the transaction between Zebra and Motorola Solutions including, its financial impact, and other statements of management’s beliefs, intentions, or goals are also forward-looking statements. When used in this release and documents referenced, the words “anticipate,” “believe,” “estimate,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s hardware and software products and competitors’ product offerings, and the potential effects of technological changes. The continued uncertainty over future global economic conditions, the availability of credit, capital markets volatility, may have adverse effects on Zebra, its suppliers and its customers. In addition, a disruption in our ability to obtain products from vendors as a result of supply chain constraints, natural disasters or other circumstances could restrict sales and negatively affect customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of its debt, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of our international sales. The outcome of litigation in which Zebra may be involved is another factor. The success of integrating acquisitions, including the Enterprise business of Motorola Solutions, could also affect profitability, reported results and the company’s competitive position in it industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission. In particular, readers are referred to Zebra’s Form 10-K for the year ended December 31, 2014.

About Zebra Technologies

Zebra (NASDAQ: ZBRA) makes businesses as smart and connected as the world we live in. Zebra tracking and visibility solutions transform the physical to digital, creating the data streams businesses need in order to simplify operations, know more about their business, and empower their mobile workforce. For more information, visit www.zebra.com/possibilities.

Use of Non-GAAP Financial Information

This press release contains certain non-GAAP financial measures, consisting of “EBITDA,” “Adjusted EBITDA,” “Non-GAAP net income” and “Non-GAAP earnings per share” in addition to measure our operating performance. Management presents these measures to focus on the on-going operations and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The Company believes it is useful to present non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its ongoing operations and how management views the business. Reconciliations of Operating Income to EBITDA, EBITDA to Adjusted EBITDA, and GAAP net income to Non-GAAP net income are included in the financial schedules contained in this press release. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

Contact:
Investors:	Media:
Douglas A. Fox, CFA	Robb Kristopher
Vice President, Investor Relations and Treasurer	Director, Corporate Communications and Public Relations
+ 1 847 793 6735	+ 1 847 793 5514
dfox@zebra.com	rkristopher@zebra.com

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	December 31, 2014	December 31, 2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$393,950	$62,827
Investments and marketable securities	24,385	350,380
Accounts receivable, net	670,402	176,917
Inventories, net	394,176	121,023
Deferred income taxes	122,772	19,810
Income tax receivable	12,988	7,622
Prepaid expenses and other current assets	53,377	15,524

Total current assets	1,672,050	754,103

Property and equipment at cost, less accumulated depreciation and amortization	255,092	109,588
Goodwill	2,489,510	155,800
Other intangibles, net	1,029,293	68,968
Debt issuance cost	23,989	—
Other assets	98,917	31,353

Total assets	$5,568,851	$1,119,812

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$326,524	$34,688
Accrued liabilities	421,070	61,962
Deferred revenue	196,213	15,506
Current portion of long-term debt	7,522	—
Income taxes payable	4,518	6,898

Total current liabilities	955,847	119,054
Long-term debt	3,182,962	—
Long-term deferred tax liability	199,853	25,492
Long-term deferred revenue	115,847	10,651
Other long-term liabilities	74,434	5,957

Total liabilities	4,528,943	161,154

Stockholders’ equity:
Class A Common Stock	722	722
Additional paid-in capital	147,090	143,295
Treasury stock	(634,664)	(678,456)
Retained earnings	1,535,307	1,502,878
Accumulated other comprehensive loss	(8,547)	(9,781)

Total stockholders’ equity	1,039,908	958,658

Total liabilities and stockholders’ equity	$5,568,851	$1,119,812

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Net sales
Net sales of tangible products	$683,978	$269,583	$1,498,562	$984,532
Revenue from services and software	106,633	14,956	172,010	53,627

Total net sales	790,611	284,539	1,670,572	1,038,159

Cost of sales
Cost of sales of tangible products	382,884	136,547	792,137	507,513
Cost of services and software	71,315	6,964	100,410	27,036

Total cost of sales	454,199	143,511	892,547	534,549

Gross profit	336,412	141,028	778,025	503,610

Operating expenses:
Selling and marketing	105,352	36,280	213,304	138,020
Research and development	79,311	23,712	151,103	91,147
General and administrative	58,761	24,434	138,214	96,216
Amortization of intangible assets	46,160	1,826	54,096	7,383
Acquisition and integration costs	66,094	3,322	126,711	4,690
Exit and restructuring costs	5,573	2,375	6,007	5,890

Total operating expenses	361,251	91,949	689,435	343,346

Operating income	(24,839)	49,079	88,590	160,264

Other income (expense):
Investment income gain (loss)	934	666	(714)	2,366
Foreign exchange loss	(8,427)	209	(8,759)	(524)
Forward swaps loss	(2,401)	—	(4,649)	—
Interest expense	(56,715)	(30)	(56,836)	(98)
Other, net	(1,271)	282	(1,003)	1,819

Total other (expense) income	(67,880)	1,127	(71,961)	3,563

Income (loss) from continuing operations before income taxes	(92,719)	50,206	16,629	163,827
Income taxes (benefit)	(41,040)	8,681	(15,800)	29,602

Income (loss) from continuing operations	(51,679)	41,525	32,429	134,225
Income from discontinued operations, net of tax	—	125	—	133

Net (loss) income	$(51,679)	$41,650	$32,429	$134,358

Basic earnings per share
Income (loss) from continuing operations
Income from discontinued operations	$(1.02)	$0.83	$0.64	$2.65
Net (loss) income	—	—	—	—

	$(1.02)	$0.83	$0.64	$2.65

Diluted earnings per share
Income (loss) from continuing operations	$(1.02)	$0.82	$0.63	$2.63
Income from discontinued operations	—	—	—	—

Net (loss) income	$(1.02)	$0.82	$0.63	$2.63

Basic weighted average shares outstanding	50,452	50,289	50,789	50,693
Diluted weighted average and equivalent shares outstanding	50,452	50,666	51,380	51,063

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Amounts in thousands)

(Unaudited)

	Three months ended		Twelve months ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Net (loss) income	$(51,679)	$41,650	$32,429	$134,358
Unrealized gains (losses) on anticipated sales hedging transactions, net of tax	1,449	(228)	7,190	118
Unrealized gains (losses) on forward interest rate swaps hedging transactions, net of tax	(7,699)	—	(7,699)	—
Unrealized holding gains (losses) on investments:	(311)	50	425	(456)
Foreign currency translation adjustment	1,704	382	1,318	882

	$(56,536)	$41,854	$33,663	$134,902

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Twelve Months Ended
	December 31, 2014	December 31, 2013
Cash flows from operating activities:
Net income (loss)	$32,429	$134,358
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	81,371	32,110
Amortization of debt issuance cost and discount	2,113	—
Equity-based compensation	19,891	13,109
Impairment of long term investment	2,333	—
Excess tax benefit from share-based compensation	(6,127)	(4,277)
Loss on sale of property and equipment	1,793	224
Gain on sale of business	—	(201)
Deferred income taxes	(44,340)	7,929
Loss on forward interest rate swaps	4,649	—
Changes in assets and liabilities, net of businesses acquired:
Accounts receivable, net	(69,628)	(6,488)
Inventories, net	(2,398)	2,743
Other assets	(20,947)	(342)
Accounts payable	62,188	7,544
Accrued liabilities	164,269	6,220
Deferred revenue	10,034	2,133
Income taxes	(5,691)	(242)
Other operating activities	8,386	(54)

Net cash provided by operating activities	240,325	194,766

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(3,398,600)	(95,328)
Purchases of property and equipment	(31,291)	(20,211)
Acquisition of intangible assets	—	(1,500)
Purchases of long-term investments	(2,454)	(12,021)
Purchases of investments and marketable securities	(651,698)	(410,283)
Maturities of investments and marketable securities	336,329	49,453
Proceeds from sales of investments and marketable securities	644,378	336,741

Net cash used in investing activities	(3,103,336)	(153,149)

Cash flows from financing activities:
Payment of debt issuance costs	(24,473)	—
Proceeds from issuance of long-term debt	3,188,855	—
Purchase of treasury stock	—	(63,102)
Proceeds from exercise of stock options and stock purchase plan purchases	21,725	14,652
Excess tax benefit from equity-based compensation	6,127	4,277

Net cash provided by (used in) financing activities	3,192,234	(44,173)

Effect of exchange rate changes on cash	1,900	643

Net increase (decrease) in cash and cash equivalents	331,123	(1,913)
Cash and cash equivalents at beginning of period	62,827	64,740

Cash and cash equivalents at end of period	$393,950	$62,827

Supplemental disclosures of cash flow information:
Income taxes paid	$17,433	$18,418

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL SALES INFORMATION

(Amounts in thousands)

(Unaudited)

SALES BY PRODUCT CATEGORY

	Three Months Ended
	December 31, 2014	December 31, 2013	Percent Change	Percent of Net Sales 2014	Percent of Net Sales 2013
Product category
Hardware	$614,529	$204,256	200.9	77.8	71.7
Supplies	70,750	65,327	8.3	8.9	23.0
Service and software	105,332	14,956	604.3	13.3	5.3

Total net sales	$790,611	$284,539	177.9	100.0	100.0

	Twelve Months Ended
	December 31, 2014	December 31, 2013	Percent Change	Percent of Net Sales 2014	Percent of Net Sales 2013
Product category
Hardware	$1,233,386	$740,567	66.5	73.8	71.3
Supplies	265,176	243,965	8.7	15.9	23.5
Service and software	172,010	53,627	220.8	10.3	5.2

Total net sales	$1,670,572	$1,038,159	60.9	100.0	100.0

SALES BY GEOGRAPHIC REGION

	Three Months Ended
	December 31, 2014	December 31, 2013	Percent Change	Percent of Net Sales 2014	Percent of Net Sales 2013
Geographic region
Europe, Middle East and Africa	$302,991	$88,660	241.7	38.3	31.2
Latin America	54,734	25,335	116.0	6.9	8.9
Asia-Pacific	91,904	40,936	124.5	11.6	14.4

Total International	449,629	154,931	190.2	56.8	54.5
North America	340,982	129,608	163.1	43.2	45.5

Total net sales	$790,611	$284,539	177.9	100.0	100.0

	Twelve Months Ended
	December 31, 2014	December 31, 2013	Percent Change	Percent of Net Sales 2014	Percent of Net Sales 2013
Geographic region
Europe, Middle East and Africa	$583,005	$326,470	78.6	34.9	31.4
Latin America	134,638	99,041	35.9	8.1	9.5
Asia-Pacific	215,911	152,740	41.4	12.9	14.7

Total International	933,554	578,251	61.4	55.9	55.6
North America	737,018	459,908	60.3	44.1	44.4

Total net sales	$1,670,572	$1,038,159	60.9	100.0	100.0

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

(Amounts in thousands, except per-share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Income (loss) from continuing operations (GAAP)	$(51,679)	$41,525	$32,429	$134,225
Income tax (benefit)	$(41,040)	8,681	(15,800)	29,602
Stock-based compensation expense	9,587	3,737	19,891	13,109
Acquisition and integration costs	66,094	3,322	126,711	4,690
Exit and restructuring costs	5,573	2,375	6,007	5,890
Loss on minority investment	—	—	2,333	—
Purchase accounting adjustments	34,634	—	34,634	—
Amortization of intangible assets	46,160	1,826	54,096	7,383
Interest rate swaps (gain) loss	2,401	—	4,649	—
Tax effect on pretax adjustments	(13,538)	(12,635)	(68,207)	(40,510)

Total adjustments	$109,871	$7,306	$164,314	$20,164

Income from continuing operations (Non-GAAP)	$58,192	$48,831	$196,743	$154,389

GAAP income from continuing operations per share
Basic	$(1.02)	$0.82	$0.64	$2.65

Diluted	$(1.02)	$0.82	$0.63	$2.63

Non-GAAP income from continuing operations per share
Basic	$1.15	$0.97	$3.87	$3.05

Diluted	$1.15	$0.96	$3.83	$3.02

Basic weighted average shares outstanding	50,452	50,289	50,789	50,693
Diluted weighted average and equivalent shares outstanding	50,452	50,666	51,380	51,063

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

GAAP to NON-GAAP RECONCILIATION

(Amounts in thousands, except per-share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Income from continuing operations to EBITDA and Adjusted EBITDA
Income (loss) from continuing operations (GAAP)	$(51,679)	$41,525	$32,429	$134,225
Income tax (benefit)	(41,040)	8,681	(15,800)	29,602
Total other expense (income)	67,880	(1,127)	71,961	(3,563)

Operating income (loss)	$(24,839)	$49,079	$88,590	$160,264
Depreciation	7,988	6,972	27,275	24,727
Amortization of intangible assets	46,160	1,826	54,096	7,383

EBITDA (Non-GAAP)	$29,309	$57,877	$169,961	$192,374

Acquisition and integration costs	66,094	3,322	126,711	4,690
Purchase price accounting adjustments	34,634	—	34,634	—
Exit and restructuring costs	5,573	2,375	6,007	5,890
Stock-based compensation expense	9,587	3,737	19,891	13,109

Adjusted EBITDA (Non-GAAP)	$145,197	$67,311	$357,204	$216,063